EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Talon International, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 28, 2011, relating to our audit of the consolidated financial statements, and the financial statement schedule, which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SINGERLEWAK LLP
SINGERLEWAK LLP

Los Angeles, California
June 24, 2011